EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 33-30095 on Form S-8 of our report dated June 29, 2023, appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2022.
Bannockburn, Illinois
June 29, 2023